By our written consent, we, the Required Holders of Notes related to the Security Purchase Agreement dated October 22, 2018 between Security Devices International, Inc. and Purchasers thereof, amend the terms of the Notes in accordance with Section 16 of the Form of Note.

Section 28(q), “Permitted Indebtedness”, will be amended to remove the word “and” that precedes section (D), and replaces the period after section (D) with a comma that is followed by the word “and”. The amendment will add a new section (E) as follows: “additional indebtedness up to $7,000,000, which may be subordinate or pari passu with these Notes.”

Section 28(r), “Permitted Liens”, will be amended to remove the word “and” that precedes section (v), and replaces the period after section (v) with a comma that is followed by the word “and”. The amendment will add a new section (vi) as follows: “any Lien arising with respect to Permitted Indebtedness incurred pursuant to provision 28(q)(E).”

Section 14(b), “Restricted Payments” will be amended to add, after the last sentence, “Notwithstanding the foregoing, the prohibitions and limitations on payment or repayment shall not apply in any way to Permitted Indebtedness incurred pursuant to provision 28(q)(E).”

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